Exhibit 99.1

      NDS Announces Completion of the Acquisition of Jungo Ltd.

    LONDON--(BUSINESS WIRE)--Jan. 2, 2007--NDS Group Plc, the leading provider of technology solutions for digital pay-TV, today announced the completion of the acquisition of 100% of the share capital of Jungo Ltd, that was announced on 4 December 2006.

    About NDS

    NDS Group plc (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-television platform operators and content provider. See www.nds.com for more information about NDS.

    About Jungo Ltd

    Jungo Ltd is a leading provider of residential and business gateway software platforms and applications. Jungo's flagship products, OpenRG - the residential gateway software platform and OpenSMB - the small and medium gateway software platform enable Original Equipment Manufacturers (OEMs) to bring broadband customer premises equipment (CPE) such as Residential Gateways, triple play gateways, office-in-a-box gateway, firewall/VPN routers to market quickly. Jungo also develops USBware, a complete embedded USB software stack for mobile handsets, set top boxes and other consumer devices, and WinDriver, - a driver development toolkit that enables developers to create custom device drivers for multitude of operating systems.

                                 # # #

    Cautionary Statement Concerning Forward-looking Statements

    This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstance, except as required by law.

    CONTACT: NDS
             Cynthia Ritchie, Director, Public Relations
             T: +44 (0)20 8476 8378
             M: +44 (0)7799 768464
             or
             Shared Value for NDS
             Noah Schwartz, Vice President
             T: + 44 (0)20 7321 5010
             M: +44 (0)7713 642 717
             or
             Breakaway Communications for NDS
             Kelly Fitzgerald, Managing Partner
             T: + 1 212 616 6006
             M: + 1 917 731 573
             or
             Jungo
             Judy Fried, Jungo Ltd.
             T: +972-9-8859365 ext. 132